Exhibit 3.2
AMENDED AND RESTATED BY-LAWS
OF
ZAPATA CORPORATION
(A Nevada Corporation)
ARTICLE I
MEETINGS OF STOCKHOLDERS
     Section 1. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at the principal office of the corporation or at any other place or places, within or without the State of Nevada, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in the respective notices or waivers of notice thereof.
     Section 2. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date in each year and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting.
     Section 3. Special Meetings. A special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the Chairman of the Board of Directors or by order of the Board of Directors and shall be called by the Chairman of the Board of Directors or the Board of Directors upon the written request of stockholders holding of record at least 80% of the outstanding shares of stock of the Corporation entitled to vote at such meeting as of the date of such request. Such written request shall state the purpose or purposes for which such meeting is to be called. Business transacted at any such special meeting shall be limited to the purposes stated in the notice.
     Section 4. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least ten (10) days before the date on which the meeting is to be held, to each stockholder of record entitled to vote thereat by delivering a typewritten or printed notice thereof to each stockholder personally, or by mailing such notice in a postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears on the stock book of the Corporation. Every notice of a special meeting of the stockholders, besides stating the time and place of the meeting, shall state briefly the objects or purposes thereof. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.
     Section 5. Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than sixty (60) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 6. List of Stockholders. The officer or agent having charge and custody of the stock transfer books of the Corporation, shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares having voting privileges registered in the name of each stockholder. The list must be arranged by class or series of shares. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of not less than ten (10) days prior to such meeting either at the principal office of the Corporation or at a place within the city where the meeting is to be held, as specified in the notice of the meeting. The original stock ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to identity of the stockholders entitled to examine such list or stock ledger or transfer book and to vote at any such meeting of the stockholders. The failure to comply with the requirements of this Section shall not affect the validity of any action taken at said meeting.
     Section 7. Quorum. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by the Corporation’s Articles of Incorporation, By-Laws or by law. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of such meeting, shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.
     Section 8. Voting at Meetings. Any holder of shares of capital stock of the Corporation entitled to vote shall be entitled to vote each such share as provided in the Corporation’s Articles of Incorporation or, in the case of Preferred Stock or Preference Stock, in the resolution of the Board of Directors authorizing the issuance thereof, either in person or by proxy executed in writing by him or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless it is coupled with an interest sufficient in law to support an irrevocable power. Stockholders of the Corporation shall not have cumulative voting rights in the election of directors.
     Section 9. Manner of Conducting Meetings. To the extent not in conflict with the provisions of law relating thereto or these By-Laws, all stockholder meetings must be conducted pursuant to such rules as may be adopted by the Chairman presiding at the meeting.
ARTICLE II
BOARD OF DIRECTORS
     Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.
     Section 2. Number and Term of Office. The number of directors that shall constitute the whole Board of Directors shall be fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the numbers at any time constituting the Board of Directors of the Corporation; provided that at no time shall the number of directors constituting the whole Board be less than three (3) directors. Each director shall hold office for the full term of office to which he shall have been elected and until his successor shall have been duly elected and shall qualify, or until his earlier death, resignation, retirement, disqualification or removal.
     Section 3. Place of Meetings. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation, at such place or places within or without the State of Nevada, as the Board may from time to time determine.
     Section 4. First Meeting. After each annual election of directors and on the same day or as soon thereafter as convenient, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business as may be appropriate. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.
     Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.
     Section 6. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board and Chief Executive Officer, the Secretary or any two directors of the Corporation. Notice shall be given, either personally or by mail or telegram at least twenty-four (24) hours before the meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends and submits a writing to the Secretary stating that the purpose of his attendance is to object to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 7. Quorum. A majority of the directors at the time in office present at any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business; except that in no case shall a quorum be less than one-third of the total number of directors which constitute the authorized whole Board of Directors; and, except as otherwise required by statute, by the Articles of Incorporation or by these By-Laws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.
     Section 8. Vacancies and Newly Created Directorships. Any vacancy that shall occur in the Board of Directors by reason of death, resignation, retirement, disqualification or removal or any other cause whatever, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the remaining directors (though less than a quorum), including the sole remaining director, and, except as otherwise provided by the Articles of Incorporation with respect to newly created directorships filled by the Board of Directors, each director so chosen shall hold office until the annual meeting at which the term of the class to which he shall have been elected expires and until his successor shall be duly elected and shall qualify, or until his earlier death, resignation, retirement, disqualification or removal.
     Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the directors in office, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided by the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committee shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
     Section 10. Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or of such committee.
     Section 11. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but may be paid for their services such amounts as may be fixed from time to time by resolution of the Board. Expenses of attendance, if any, may be paid for attendance at each regular or special meeting of the Board. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     Section 12. Required Vote of Directors For Certain Actions. Notwithstanding anything to the contrary in these By-Laws, the following actions shall require the vote of a majority of the then current Directors: (a) any alteration, amendment or repeal of these By-Laws; (b) the issuance of, or the adoption of any agreement or plan for the issuance of, any stock, rights, or other securities (including, without limitation, securities convertible into or exchangeable or exercisable for stock of the Corporation) to the stockholders or any class thereof generally, any term of which is contingent upon or effective upon the acquisition by any person of any of or all of the Corporation’s stock or upon any other action by any person with respect to such stock; and (c) the creation of any committee of the Board of Directors.
     Section 13. Transactions Involving Interest of Directors. In the absence of fraud, no contract or other transaction of the corporation is affected or invalidated by the fact that any of the directors of the corporation are in any way interested in, or connected with, any other party to, such contract or transaction, provided that such transaction satisfies the applicable provisions of Chapter 78 of the Nevada Revised Statutes. Each and every person who becomes a director of the Corporation is hereby relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the Corporation for the benefit of himself or herself or any person in which he or she may be in any way interested or with which he or she may be in any way connected. Any director of the Corporation may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that he or she is also a stockholder, director or officer of, or has any interest in, such other person.
ARTICLE III
OFFICERS
     Section 1. Title, Number and Salaries. The officers of the Corporation shall be elected by the Board of Directors, and shall consist of a Chairman of the Board, Chief Executive Officer, President, Vice Presidents, a Secretary, a Treasurer and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time designate, all of whom shall hold office until their successors are elected and qualified. Two or more offices, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The salaries of the officers shall be determined by the Board of Directors or committee duly designated thereby, and may be altered from time to time except as otherwise provided by contract. All officers shall be entitled to be paid or reimbursed for all cost and expenditures incurred in the Corporation’s business.
     Section 2. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, retirement, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.
     Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     Section 4. Chairman of the Board. The Chairman of the Board shall preside at all meeting of the stockholders and directors, shall be ex officio a member of all standing committees to which he is not otherwise appointed, shall see that all orders and resolutions of the Board are carried into effect, and, subject to the directions of the Board, shall have general and active management of the business of the Corporation and shall perform such other duties as may from time to time be assigned to him by the Board.
     Section 5. Chief Executive Officer and President. The Chief Executive Officer and President shall be the chief administrative officer of the Corporation, and subject to the provisions of SECTION 4 of this ARTICLE III, shall perform all the duties incident to the office of Chief Executive Officer and President of a corporation and, subject to the direction of the Board, shall have general and active management of the business of the Corporation and shall perform all duties incident to the office of Chief Executive Officer and President of a corporation and such other duties as may from time to time be assigned to him by the Board. At the request of the Chairman of the Board or of the Board, or in the absence or disability of the Chairman of the Board, the Chief Executive Officer and President shall have all the powers and perform all the duties of the Chairman of the Board.
     Section 6. Vice Presidents. In the absence or disability of the Chairman of the Board, the Chief Executive Officer, the President, the Vice Presidents, in the order of their seniority, shall perform the duties and exercise the powers of the Chairman of the Board and Chief Executive Officer, other than as otherwise provided in the first sentence of SECTION 4 of this ARTICLE III.
     Section 7. Secretary. It shall be the duty of the Secretary to attend all meetings of the stockholders and Board of Directors, to record correctly the proceedings had at such meetings in a book suitable for that purpose and to perform like duties for standing committees when required. It shall also be the duty of the Secretary to attest with his signature and the seal of the Corporation all stock certificates issued by the Corporation and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation. He shall also attest with his signature and the seal of the Corporation all deeds, conveyances or other instruments requiring the seal of the Corporation. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him. The duties of the Secretary may also be performed by any Assistant Secretary.
     Section 8. Treasurer. The Treasurer shall keep such funds of the Corporation as may be entrusted to his keeping and account for the same. He shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him. The duties of the Treasurer may also be performed by any Assistant Treasurer.
     Section 9. Delegation of Authority. In the case of any absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, stockholder or agent for whatever period of time seems desirable, providing that a majority of the whole Board concurs therein.
     Section 10. Transaction Involving Interest of Officer. In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the officers of the Corporation are in any way interested in, or connected with, any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided that the transaction complies with the applicable provisions of Chapter 78 of the Nevada Revised Statutes. Each and every person who is or may become an officer of the Corporation is hereby relieved, to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Corporation for the benefit of such officer or any person in which he or she may be in any way interested or with which he or she may be in any way connected.
ARTICLE IV
INDEMNIFICATION AND INSURANCE
     Section 1. General Indemnification. Subject to the provisions of Section 3 of this Article IV, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred or suffered by said person in connection with such action, suit or proceeding if he or she met standards of conduct which makes it possible under the applicable provisions of Chapter 78 of the Nevada Revised Statutes for the Corporation to indemnify said person, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     Section 2. Indemnification in Actions by or in the Right of the Corporation. Subject to the provisions of Section 3 of this Article IV, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees and amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have failed to meet a standard of conduct which makes it permissible under the applicable provisions of Chapter 78 of the Nevada Revised Statutes for the Corporation to indemnify such person for the amount claimed.
     Section 3. Determination of Standard of Conduct. Any indemnification under Sections 1 and 2 of this Article IV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he had met the applicable standard of conduct set forth in said Sections 1 and 2 and under Nevada law. Such determination shall be made (1) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (who may be counsel to the Corporation) in a written opinion, or (3) by the stockholders. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination before the commencement of such action that indemnification of the claimant is permissible under the circumstances because he or she has met such standards of conduct, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such standards of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standards of conduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person failed to meet the standard of care under the applicable provisions of Chapter 78 of the Nevada Revised States.
     Section 4. Successful Defense. If a director or officer of the Corporation has been successful on the merits or otherwise as a party to any action, suit or proceeding referred to in Sections 1 and 2 of this Article IV, or with respect to any claim, issue or matter therein (to the extent that a portion of his expenses can be reasonably allocated thereto), he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     Section 5. Expenses During Proceeding. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to whom or on whose behalf any such amount is paid to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article IV.
     Section 6. Exclusivity. The indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any other By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V or under Nevada Law.
     Section 8. Indemnification Agreement. The Corporation may enter into agreements with any director, officer, employee, fiduciary or agent of the Corporation providing for indemnification to the full extent permitted by Nevada law.

     Section 9. Definitions. For the purposes of this Article IV, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this Article IV, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who met a standard of conduct under Nevada law and acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IV.
ARTICLE V
SHARES OF CAPITAL STOCK AND THEIR TRANSFER
     Section 1. Certificates for Stock; Uncertificated Shares. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be in the form of uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the adoption of such a resolution authorizing the use of uncertificated shares, every owner of stock of the Corporation represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the capital stock of the Corporation owned by him. Such certificates for the respective classes of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, or the Chief Executive Officer and President, or any Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and the seal of the Corporation shall be affixed thereto; provided, however, that, where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board shall by Resolution so authorize, the signature of such Chairman of the Board, Chief Executive Officer and President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and the seal of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether by reason of death, resignation, retirement or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issue and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of the name of the person, firm or corporation owning the stock represented by such certificates or uncertificated shares, the number and class of shares represented by such certificates or uncertificated shares, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5 of this Article V.
     Section 2. Classes and Series of Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the Certificate which the Corporation shall issue to represent such class or series of stock, a statement that the

Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     Section 3. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as in Section 4 of this Article V provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.
     Section 4. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Incorporation or these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation and shares of stock in uncertificated form. It may appoint, or authorize any principal officer or officers to appoint, one or more Transfer Agents and one or more Registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
     Section 5. Lost, Destroyed or Mutilated Stock Certificates. In case of loss, destruction or mutilation of any certificates of stock, another certificate or certificates, or uncertificated shares, may be issued in place thereof upon proof of such loss, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate, or uncertificated shares, may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.
     Section 6. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE VI
MISCELLANEOUS PROVISIONS
     Section 1. Corporate Seal. The seal of the Corporation shall be circular in form with the words “Corporate SEAL Nevada” in the center and the name of the Corporation around the margin thereof.
     Section 2. Fiscal Year. The fiscal year of the Corporation shall end at the close of business on the 31st day of December in each year.
     Section 3. Annual Reports. The Board of Directors shall present at each annual meeting of the stockholders a full report of the business and condition of the Corporation.
     Section 4. Execution of Contracts. The Board may authorize any officer or officers, agent or agents, or attorney or attorneys, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or expressly authorized by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or other engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

     Section 5. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board or by a committee of the Board to whom the Board has delegated such power.
     Section 6. Checks, Drafts, Etc. All checks, drafts, bills, notes and other negotiable instruments and orders for the payment of money issued in the name of the Corporation, shall be signed by such officer or officers, employee or employees, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.
     Section 7. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may designate, or as may be designated by any officer or officers, agent or agents, or attorney or attorneys, of the Corporation to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board and Chief Executive Officer and President, or any Vice President, or the Treasurer (or any other officer or agent or employee or attorney of the Corporation to whom such power shall be delegated by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.
     Section 8. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as it may designate or as may be designated by any officer or officers, agent or agents, or attorney or attorneys, of the Corporation to whom power in that respect shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.
     Section 9. Offices. The Corporation may have an office or offices at such other place or places, either within or without the State of Nevada, as the Board of Directors may from time to time determine or as shall be necessary for the conduct of business of the Corporation.
ARTICLE VII
AMENDMENTS
     All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws shall be adopted, either by the affirmative votes of the holders of record of 80% or more of the issued and outstanding stock of the Corporation entitled to vote in respect thereof, given at any annual or special meeting, or by the vote provided for in Section 12 of Article II hereof given at any regular or special meeting of the Board of Directors, provided that notice of the proposal so to alter or repeal or to make such By-Laws be included in the notice of such meeting of the stockholders or the Board, as the case may be. By-Laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders by the vote herein above specified.
ARTICLE VIII
INTERPRETATION
     Reference in these By-Laws to any provision of Chapter 78 of the Nevada Revised Statutes shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof of the Nevada Supreme Court.
     I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Amended and Restated Bylaws of Zapata Corporation, a Nevada corporation, as in effect on the date hereof.
     IN WITNESS WHEREOF, I have hereunto subscribed my name as of July 9, 2009.

/s/ Peter A. Jenson
Peter A. Jenson, Secretary